UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2017

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. MoPac Expressway Barton Oaks Plaza One Suite 250 Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)

On September 3, 2017, Aeglea BioTherapeutics, Inc. (the “Company”) and Anthony G. Quinn, the Company’s interim Chief Executive Officer, entered into an offer letter (the “Offer Letter”) providing the terms of Dr. Quinn’s employment with the Company. Pursuant to the Offer Letter, Dr. Quinn will receive an annual base salary of $480,000 and will be eligible for an annual bonus of up to 50% of his base salary based on performance objectives as established by the board of directors of the Company. The Company also granted Dr. Quinn an option (the “Option”) to purchase 150,000 shares of the Company’s common stock with an exercise price of $4.11 per share, which will vest and become exercisable as to 100% of the shares on July 18, 2018, subject to Dr. Quinn’s continued service to the Company on such date. In the event of a Corporate Transaction (as defined in the Company’s 2016 Equity Incentive Plan), all of the shares subject to the Option will accelerate and become fully vested on the closing date of such Corporate Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: September 7, 2017	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer and Vice President

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